                                                                      Exhibit A
                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT

                                                Three               Twelve
                                             Months Ended        Months Ended
                                           December 31, 2001   December 31, 2001
                                           -----------------   -----------------

                                               Actual                Actual
                                               ------                ------

Operating Revenues                          $32,784,817          $243,804,251
                                            -----------          ------------

Operating Expenses:

Purchased Gas                                28,262,084           240,702,768
Purchased Electric                               47,265             1,112,343
Operation                                     1,089,445             5,182,915
Depreciation, Depletion
   & Amortization                                45,569               198,206
Franchise & Other Taxes                           2,580                53,227
                                            -----------          ------------
                                             29,446,943           247,249,459
                                            -----------          ------------

Operating Income/(Loss)                       3,337,874            (3,445,208)
                                            -----------          ------------

Interest Income                                 (40,096)              688,774
Interest Expense                                 68,426             1,057,729
                                            -----------          ------------

Net Loss Before Taxes                         3,229,352            (3,814,163)
                                            -----------          ------------

Income Taxes:

Federal                                       1,085,104            (2,305,073)
State                                           235,381               328,339
Deferred                                        (38,995)              990,289
                                            -----------          ------------
                                              1,281,490              (986,445)
                                            -----------          ------------

Net Loss                                    $ 1,947,862          $ (2,827,718)
                                            ===========          ============